UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2012

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)

10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 25, 2012, in anticipation of the expiration on April 30, 2012 of that certain Services and Development Agreement dated as of January 1, 2009 between NTS Mortgage Income Fund (the “Fund”) and Residential Management Company, a Kentucky corporation (“Residential”)(as amended pursuant to that certain Services and Development Agreement, as amended by that certain First Amendment to Services and Development Agreement dated as of December 31, 2009, that Second Amendment to Services and Development Agreement dated as of March 31, 2010, that Third Amendment to Services and Development Agreement dated as of June 30, 2010, that Fourth Amendment to Services and Development Agreement dated as of September 30, 2010, that Fifth Amendment to Services and Development Agreement dated as of December 31, 2010, that Sixth Amendment to Services and Development Agreement dated as of March 31, 2011, that Seventh Amendment to Services and Development Agreement dated as of June 30, 2011, that Eighth Amendment to Services and Development Agreement dated as of September 30, 2011 and that Ninth Amendment to Services and Development Agreement dated as of December 31, 2011)(collectively, the “Agreement”), the Fund and Residential entered into a Tenth Amendment to Services and Development Agreement (“Tenth Amendment”).  The Tenth Amendment extends the term of the Agreement from April 30, 2012 until June 30, 2012, unless terminated sooner by agreement of the parties.  The Agreement supersedes and replaces all of the Fund’s previous property management agreements except for the Advisory Agreement between the Fund and NTS Advisory Corporation, which continues to remain in effect.  Other than amending the term of the Agreement, the Tenth Amendment does not modify any other provisions of the Agreement and the calculation of compensation and expense reimbursements to be received by NTS remains the same.

Also, on April 25, 2012, the Audit Committee of the Fund received a letter from Residential and NTS Development Company, a Kentucky corporation (“NTS”), containing Residential’s and NTS’ agreement to defer payment of amounts due them from the Fund evidenced by promissory notes, and to make advances to cover expenses of the Fund not otherwise evidenced by promissory notes as of April 10, 2012 through June 30, 2012.  As of April 10, 2012, the Fund owed $8,575,150.76 to NTS and its affiliates.

NTS/Virginia Development Company (“NTS/Virginia”) and NTS/Lake Forest II Residential Corporation (“NTS/LFII”) are wholly-owned subsidiaries of the Fund, and in consideration of the benefits that NTS/Virginia has received from the loans and advances made to the Fund and NTS/LFII pursuant to the existing promissory notes, NTS/Virginia has agreed to assume the debt evidenced by promissory notes previously executed by the Fund and NTS/LFII.

On April 25, 2012, NTS/Virginia executed new promissory notes to consolidate the debt evidenced by all of the existing promissory notes that are scheduled to expire on April 30, 2012 (including those previously executed by the Fund and NTS/LFII), and to cover cash advances not otherwise evidenced by promissory notes as of April 10, 2012 through June 30, 2012.  The new promissory notes are as follows:

NTS/Virginia executed three (3) Consolidated, Amended and Restated Promissory Notes, one in the amount of $1,147,533.95 made in favor of NTS, one in the amount of $5,610,145.32 made in favor of Residential Management and one in the amount of $1,774,009.97 made in favor of NTS Financial Partnership.

Orlando Lake Forest Joint Venture, a Florida joint venture in which the Fund has a 50% ownership interest executed two (2) Promissory Notes, an Amended and Restated Promissory Note in the amount of $25,803.17 made in favor of NTS, and a Consolidated, Amended and Restated Promissory Note in the amount of $61,119.88 made in favor of Residential Management.

All of the new promissory notes are dated as of April 25, 2012 and mature on June 30, 2012.  Other than discussed herein, the new promissory notes do not modify any other terms or provisions of the original notes, which continue to remain in effect.

Copies of the newly executed documents and promissory notes are attached to this Current Report on Form 8-K as Exhibits 10.1 – 10.11 and are incorporated in their entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Tenth Amendment to Services and Development Agreement
	10.2	Letter to the Audit Committee dated April 25, 2012
	10.3	Consolidated, Amended and Restated Promissory Note dated as of April 25, 2012, made by NTS/Virginia Development Company payable to NTS Development Company
	10.4	Consolidated, Amended and Restated Promissory Note dated as of April 25, 2012, made by NTS/Virginia Development Company payable to Residential Management Company
	10.5	Consolidated, Amended and Restated Promissory Note dated as of April 25, 2012, made by NTS/Virginia Development Company payable to NTS Financial Partnership
	10.6	Amended and Restated Promissory Note dated as of April 25, 2012, made by Orlando Lake Forest Joint Venture payable to NTS Development Company
	10.7	Consolidated, Amended and Restated Promissory Note dated as of April 25, 2012, made by Orlando Lake Forest Joint Venture payable to Residential Management Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	April 26, 2012

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